Investor Relations
Julie Kerekes
Treasurer and Sr. Managing Director, Global Tax
and Investor Relations
(952) 887-8846, julie.kerekes@toro.com

Media Relations
Branden Happel
Senior Manager, Public Relations
(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Reports Record Full-Year Fiscal 2021 Results
Double-Digit Net Sales Growth in Both Segments in the Fourth Quarter

•Full-year reported diluted EPS of $3.78; *Adjusted diluted EPS of $3.62, up 19.9% year over year
•Fourth-quarter net sales up 14.2% year over year to $960.7 million; Professional segment net sales up 13.7%, Residential segment net sales up 19.8%
•Fourth-quarter reported and *adjusted diluted EPS of $0.56
•Full-year fiscal 2022 guidance of *adjusted diluted EPS in the range of $3.90 to $4.10 per diluted share

BLOOMINGTON, Minn.—(BUSINESS WIRE) — December 15, 2021—The Toro Company (NYSE: TTC) today reported results for its fiscal fourth-quarter and full-year periods ended October 31, 2021.
“We exceeded our top- and bottom-line guidance for fiscal 2021, driving double-digit net sales growth for both the quarter and full-year for our professional and residential segments,” said Richard M. Olson, chairman and chief executive officer. “We delivered these solid results, despite global supply chain challenges and inflationary pressures. Once again, with great resolve our employees and channel partners collaborated to serve the needs of our customers.
“We also continued to lead the way in offering no compromise, sustainable solutions across both segments. In October, we launched our battery-powered Revolution Series stand-on and zero-turn riding mowers. Equipped with our proprietary Horizon360™ business management software and HyperCell™ battery system, these commercial-grade products enable a smarter, more connected fleet and will run a full work day on a single charge. For residential customers, we added a two-stage snow thrower to our ever-expanding Flex-Force 60V product lineup. We are positioning the company for future growth with continued investments in capacity and the key technology areas of alternative power, smart connected and autonomous.”

2 - The Toro Company Reports Record Full-Year Fiscal 2021 Results

FOURTH-QUARTER FISCAL 2021 FINANCIAL HIGHLIGHTS
•Net sales of $960.7 million, up 14.2% from $841.0 million in the fourth quarter of fiscal 2020.

•Net earnings of $60.1 million, down 16.7% from $72.2 million in the fourth quarter of fiscal 2020; *adjusted net earnings of $59.7 million, down 13.7% from $69.2 million in the fourth quarter of fiscal 2020.

•Reported EPS of $0.56 per diluted share versus $0.66 per diluted share in the fourth quarter of fiscal 2020; *adjusted EPS of $0.56 per diluted share versus $0.64 per diluted share in the fourth quarter of fiscal 2020.

FULL-YEAR FISCAL 2021 FINANCIAL HIGHLIGHTS
•Net sales of $3.96 billion, up 17.2% from $3.38 billion last year.

•Net earnings of $409.9 million, up 24.3% from $329.7 million last year; *adjusted net earnings of $392.7 million, up 19.8% from $327.7 million in fiscal 2020.

•Reported EPS of $3.78 per diluted share, up 24.8% from $3.03 per diluted share last year; *adjusted EPS of $3.62 per diluted share, up 19.9% from $3.02 per diluted share in fiscal 2020.

•Deployed $100.0 million to pay down debt and returned $414.7 million to shareholders through regular dividends of $112.4 million and share repurchases of $302.3 million. As of October 31, 2021, the company had ample liquidity of $1.0 billion.

OUTLOOK
“As we enter the new fiscal year, we continue to see robust demand for our innovative products and remain focused on serving our customers,” added Olson. “We are encouraged by the benefits we are realizing from our productivity initiatives and pricing actions. At the same time, we anticipate the challenging macro environment will continue for at least the near term. We will remain focused on managing our expenses prudently, while also prioritizing investments that support long-term, sustainable growth across our businesses.
“I would like to thank our team for coming together to perform and exceed our fiscal 2021 Power Forward employee initiative goals for net sales and adjusted operating earnings. I am excited to announce our new three-year Drive for Five initiative, which will continue to align and engage employees across the enterprise toward collective goals. The core focus of the new initiative will be to exceed $5 billion in annual net sales through organic growth, while improving profitability, by the end of fiscal 2024. We have strong momentum heading into the new fiscal year, guided by our enterprise strategic priorities of accelerating profitable growth, driving productivity and operational excellence, and empowering people.”
For fiscal 2022, management expects net sales growth in the range of 8% to 10% and *adjusted EPS in the range of $3.90 to $4.10 per diluted share. This estimated *adjusted diluted EPS range excludes the tax benefits recorded as excess tax deductions for stock compensation. This guidance is based on current visibility and reflects expectations for a strong demand environment and increasing net price realization, coupled with the continuation of a challenging operating environment.

3 - The Toro Company Reports Record Full-Year Fiscal 2021 Results

FISCAL FOURTH-QUARTER AND FULL-YEAR SEGMENT RESULTS
Professional Segment
•Professional segment net sales for the fourth quarter were $732.5 million, up 13.7% compared with $644.0 million in the same period last year. The increase was primarily driven by net price realization and strong demand for products in our landscape contractor and golf and grounds markets worldwide.
For fiscal 2021, professional segment net sales were $2.93 billion, up 16.1% from $2.52 billion last year. The increase was mainly driven by broad-based demand across the portfolio, led by increased sales of landscape contractor zero-turn riding mowers, and net price realization.
•Professional segment earnings for the fourth quarter were $101.0 million, down 3.0% compared with $104.2 million in the same period last year, and when expressed as a percentage of net sales, 13.8%, down from 16.2% in fiscal 2020. The decrease was largely due to higher material and freight costs, partially offset by net price realization, volume leverage and productivity improvements.
Full-year fiscal 2021 professional segment earnings were $507.3 million, up 18.9% compared with $426.6 million in the prior fiscal year, and when expressed as a percentage of net sales, 17.3%, up from 16.9% last year. The increase was mainly driven by net price realization, volume leverage, productivity improvements and product mix, partially offset by higher material and freight costs.

Residential Segment
•Residential segment net sales for the fourth quarter were $225.2 million, up 19.8% compared with $187.9 million in the same period last year. The increase was primarily due to net price realization and strong retail demand for zero-turn riding mowers.
For fiscal 2021, residential segment net sales were $1.01 billion, up 23.1% compared with $820.7 million last year. The increase was mainly driven by strong retail demand for zero-turn riding and walk power mowers, net price realization, and increased sales of snow thrower and 60V Flex-Force battery-powered home solutions products.
•Residential segment earnings for the fourth quarter were $11.9 million, down 55.1% compared with $26.4 million in the same period last year, and when expressed as a percentage of net sales, 5.3%, down from 14.1% in fiscal 2020. The decrease was largely driven by higher material, manufacturing and freight costs, partially offset by net price realization, product mix, volume leverage and productivity improvements.
For fiscal 2021, residential segment earnings increased 6.9% to $121.5 million, compared with $113.7 million last year, and when expressed as a percentage of net sales, decreased to 12.0% from 13.8% in fiscal 2020. The decrease was mainly driven by higher material and freight costs, partially offset by net price realization, productivity improvements, volume leverage and product mix.

4 - The Toro Company Reports Record Full-Year Fiscal 2021 Results

OPERATING RESULTS
Gross margin for the fourth quarter was 30.1%, compared with 35.7% for the same prior-year period. The decrease was primarily due to higher material and freight costs, partially offset by net price realization.
For fiscal 2021, gross margin was 33.8%, compared with 35.2% for fiscal 2020. *Adjusted gross margin for fiscal 2021 was 33.8%, compared with 35.4% for fiscal 2020. The decreases in reported and *adjusted gross margin were primarily driven by higher material and freight costs, which were partially offset by net price realization, productivity improvements and product mix.
SG&A expense as a percentage of net sales for the fourth quarter was 22.4% compared with 24.6% in the prior-year period. The improvement was primarily driven by volume leverage, partially offset by higher indirect marketing expenses.
For fiscal 2021, SG&A expense as a percentage of net sales was 20.7%, compared with 22.6% in fiscal 2020. The improvement was primarily due to volume leverage and a favorable net legal settlement.
Operating earnings as a percentage of net sales were 7.7% for the fourth quarter, compared with 11.1% in the same prior-year period. For fiscal 2021, operating earnings as a percentage of net sales were 13.1%, compared with 12.6% in fiscal 2020. *Adjusted operating earnings as a percentage of net sales for fiscal 2021 were 12.8%, unchanged on a year-over-year basis.
Interest expense was down $1.0 million for the fourth quarter to $7.0 million, and down $4.5 million for the full year to $28.7 million, driven by lower debt levels and decreased interest rates.
The reported effective tax rates for the fourth quarter and full year were 13.3% and 18.0%, respectively, compared with 18.5% and 19.0% for fiscal 2020. The *adjusted effective tax rates for the fourth quarter and full year were 13.9% and 19.6%, respectively, compared with 21.9% and 20.9% for fiscal 2020. The decreases were primarily driven by the geographic mix of earnings and one-time adjustments related to prior years. The reported effective tax rate decreases were partially offset by lower tax benefits recorded as excess tax deductions for stock compensation.
*Non-GAAP financial measure. Please see the tables provided for a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures.

5 - The Toro Company Reports Record Full-Year Fiscal 2021 Results

LIVE CONFERENCE CALL
December 15, 2021 at 10:00 a.m. CST
www.thetorocompany.com/invest
The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00 a.m. CST on December 15, 2021. The webcast will be available at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, install audio software.

About The Toro Company
The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. With sales of $4.0 billion in fiscal 2021, The Toro Company’s global presence extends to more than 125 countries through a family of brands that includes Toro, Ditch Witch, Exmark, BOSS Snowplow, Ventrac, American Augers, Trencor, Pope, Subsite Electronics, HammerHead, Radius HDD, Perrot, Hayter, Unique Lighting Systems, Irritrol, and Lawn-Boy. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers work on golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations. For more information, visit www.thetorocompany.com.

Use of Non-GAAP Financial Information
This press release and our related earnings call reference certain non-GAAP financial measures, which are not calculated or presented in accordance with U.S. GAAP, as information supplemental and in addition to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. The non-GAAP financial measures included within this press release and our related earnings call that are utilized as measures of our operating performance consist of gross profit, gross margin, operating earnings, earnings before income taxes, net earnings, net earnings per diluted share, and the effective tax rate, each as adjusted. The non-GAAP financial measures included within this press release and our related earnings call that are utilized as measures of our liquidity consist of free cash flow and free cash flow conversion percentage.
The Toro Company uses these non-GAAP financial measures in making operating decisions and assessing liquidity because it believes these non-GAAP financial measures provide meaningful supplemental information regarding core operational performance and cash flows, as a measure of the company's liquidity, and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate the company's internal comparisons for both historical operating results and competitors' operating results by factoring out potential differences caused by charges and benefits not related to its regular, ongoing business, including, without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions. The company believes that these non-GAAP financial measures, when considered in conjunction with the financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand its core operational performance and cash flows.
Reconciliations of historical non-GAAP financial measures to the most comparable U.S. GAAP financial measures are included in the financial tables contained in this press release. These non-GAAP financial measures, however, should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the U.S. GAAP financial measures included within this press release and the company’s related earnings call. These non-GAAP financial measures may differ from similar measures used by other companies.

6 - The Toro Company Reports Record Full-Year Fiscal 2021 Results

The Toro Company cannot provide quantitative reconciliations of forward-looking non-GAAP financial measures provided herein or in its related earnings call without unreasonable effort because the combined effect and timing of recognition of potential charges or gains is inherently uncertain and difficult to predict. In addition, since any adjustments could have a substantial effect on U.S. GAAP measures of financial performance, such quantitative reconciliations would imply a degree of precision and certainty that could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between the forward-looking non-GAAP financial measures and the most directly comparable GAAP financial measure will consist of items similar to those described in the financial tables later in this release, including, for example and without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions.

Forward-Looking Statements
This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” “can,” “seek,” “potential,” “pro forma,” or the negative thereof or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Forward-looking statements in this release include the company’s fiscal 2021 financial guidance. Particular risks and uncertainties that may affect the company’s operating results or financial position include: COVID-19 related factors, risks and challenges; adverse worldwide economic conditions; disruption at or in proximity to its facilities or in its manufacturing or other operations, or those in its distribution channel customers, mass retailers or home centers where its products are sold, or suppliers; fluctuations in the cost and availability of commodities, components, parts, and accessories, including steel, engines, hydraulics and resins; the effect of abnormal weather patterns; the effect of natural disasters, social unrest, and global pandemics; the level of growth or contraction in its key markets; customer, government and municipal revenue, budget, spending levels and cash conservation efforts; loss of any substantial customer; inventory adjustments or changes in purchasing patterns by customers; the company’s ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets; foreign currency exchange rate fluctuations; financial viability of and/or relationships with the company’s distribution channel partners; risks associated with acquisitions; impairment of goodwill or other intangible assets; impacts of any restructuring activities; management of alliances or joint ventures, including Red Iron Acceptance, LLC; impact of laws, regulations and standards, consumer product safety, accounting, taxation, trade, tariffs and/or antidumping and countervailing duties petitions, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; and other risks and uncertainties described in the company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, and other filings with the Securities and Exchange Commission. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

(Financial tables follow)

7 - The Toro Company Reports Record Full-Year Fiscal 2021 Results
THE TORO COMPANY AND SUBSIDIARIES
Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in thousands, except per-share data)

	Three Months Ended		Twelve Months Ended
	October 31, 2021	October 31, 2020	October 31, 2021	October 31, 2020
Net sales	$960,655	$840,957	$3,959,584	$3,378,810
Cost of sales	671,269	540,562	2,621,092	2,189,036
Gross profit	289,386	300,395	1,338,492	1,189,774
Gross margin	30.1%	35.7%	33.8%	35.2%
Selling, general and administrative expense	215,226	206,914	820,212	763,417
Operating earnings	74,160	93,481	518,280	426,357
Interest expense	(6,997)	(8,037)	(28,659)	(33,156)
Other income, net	2,135	3,123	10,197	13,869
Earnings before income taxes	69,298	88,567	499,818	407,070
Provision for income taxes	9,190	16,371	89,938	77,369
Net earnings	$60,108	$72,196	$409,880	$329,701

Basic net earnings per share of common stock	$0.56	$0.67	$3.82	$3.06

Diluted net earnings per share of common stock	$0.56	$0.66	$3.78	$3.03

Weighted-average number of shares of common stock outstanding — Basic	106,388	107,945	107,341	107,658

Weighted-average number of shares of common stock outstanding — Diluted	107,534	108,947	108,473	108,663

Segment Data (Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
Segment Net Sales	October 31, 2021	October 31, 2020	October 31, 2021	October 31, 2020
Professional	$732,542	$644,029	$2,929,600	$2,523,452
Residential	225,225	187,938	1,010,077	820,745
Other	2,888	8,990	19,907	34,613
Total net sales*	$960,655	$840,957	$3,959,584	$3,378,810

*Includes international net sales of:	$188,709	$170,115	$827,630	$678,116

	Three Months Ended		Twelve Months Ended
Segment Earnings (Loss)	October 31, 2021	October 31, 2020	October 31, 2021	October 31, 2020
Professional	$101,048	$104,175	$507,327	$426,560
Residential	11,874	26,436	121,516	113,669
Other	(43,624)	(42,044)	(129,025)	(133,159)
Total segment earnings	$69,298	$88,567	$499,818	$407,070

8 - The Toro Company Reports Record Full-Year Fiscal 2021 Results
THE TORO COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	October 31, 2021	October 31, 2020
ASSETS
Cash and cash equivalents	$405,612	$479,892
Receivables, net	310,279	261,135
Inventories, net	738,170	652,433
Prepaid expenses and other current assets	35,124	34,188
Total current assets	1,489,185	1,427,648

Property, plant, and equipment, net	487,731	467,919
Goodwill	421,680	424,075
Other intangible assets, net	420,041	408,305
Right-of-use assets	66,990	78,752
Investment in finance affiliate	20,671	19,745
Deferred income taxes	5,800	6,466
Other assets	24,042	20,318
Total assets	$2,936,140	$2,853,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$—	$99,873
Accounts payable	503,116	363,953
Accrued liabilities	419,620	376,524
Short-term lease liabilities	14,283	15,447
Total current liabilities	937,019	855,797

Long-term debt, less current portion	691,242	691,250
Long-term lease liabilities	55,752	66,641
Deferred income taxes	50,397	70,435
Other long-term liabilities	50,598	54,277

Stockholders’ equity:
Preferred stock	—	—
Common stock	105,206	107,583
Retained earnings	1,071,922	1,041,507
Accumulated other comprehensive loss	(25,996)	(34,262)
Total stockholders’ equity	1,151,132	1,114,828
Total liabilities and stockholders’ equity	$2,936,140	$2,853,228

9 - The Toro Company Reports Record Full-Year Fiscal 2021 Results
THE TORO COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Twelve Months Ended
	October 31, 2021	October 31, 2020
Cash flows from operating activities:
Net earnings	$409,880	$329,701
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash income from finance affiliate	(5,704)	(7,663)
Distributions from finance affiliate, net	4,779	12,066
Depreciation of property, plant and equipment	75,468	76,108
Amortization of other intangible assets	23,848	19,507
Fair value step-up adjustment to acquired inventory	—	3,951
Stock-based compensation expense	21,809	15,408
Deferred income taxes	(22,899)	2,269
Other	457	492
Changes in operating assets and liabilities, net of the effect of acquisitions:
Receivables, net	(52,260)	15,206
Inventories, net	(98,266)	20,963
Prepaid expenses and other assets	2,953	11,828
Accounts payable, accrued liabilities, and other liabilities	195,404	39,538
Net cash provided by operating activities	555,469	539,374

Cash flows from investing activities:
Purchases of property, plant and equipment	(104,012)	(78,068)
Business combinations, net of cash acquired	(24,883)	(138,225)
Asset acquisitions, net of cash acquired	(27,176)	—
Proceeds from asset disposals	1,035	216
Proceeds from sale of a business	26,584	—
Net cash used in investing activities	(128,452)	(216,077)

Cash flows from financing activities:
Borrowings under debt arrangements	270,000	636,025
Repayments under debt arrangements	(370,000)	(546,025)
Proceeds from exercise of stock options	13,100	22,198
Payments of withholding taxes for stock awards	(2,037)	(2,146)
Purchases of TTC common stock	(302,274)	—
Dividends paid on TTC common stock	(112,440)	(107,698)
Net cash (used in) provided by financing activities	(503,651)	2,354

Effect of exchange rates on cash and cash equivalents	2,354	2,413

Net (decrease) increase in cash and cash equivalents	(74,280)	328,064
Cash and cash equivalents as of the beginning of the fiscal period	479,892	151,828
Cash and cash equivalents as of the end of the fiscal period	$405,612	$479,892

10 - The Toro Company Reports Record Full-Year Fiscal 2021 Results
THE TORO COMPANY AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(Dollars in thousands, except per-share data)
The company has provided financial measures that are not calculated or presented in accordance with United States ("U.S") generally accepted accounting principles ("GAAP") ("non-GAAP financial measures"), as information supplemental and in addition to the most directly comparable financial measures presented in the accompanying press release that are calculated and presented in accordance with U.S. GAAP. The company uses these non-GAAP financial measures in making operating decisions and assessing liquidity because the company believes they provide meaningful supplemental information regarding the company's core operational performance and cash flows, as a measure of the company's liquidity, and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate management's internal comparisons to both the company's historical operating results and to the company's competitors' operating results by factoring out potential differences caused by charges and benefits not related to the company's regular, ongoing business, including, without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions or dispositions; legal judgments, settlements or other matters; and tax positions. The company believes that such non-GAAP financial measures, when considered in conjunction with the company's financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand the company's core operational performance and cash flows. These non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the most directly comparable U.S. GAAP financial measures presented in the accompanying press release. The non-GAAP financial measures presented in the accompanying press release may differ from similar measures used by other companies.
Reconciliation of Non-GAAP Financial Performance Measures
The following table provides a reconciliation of financial performance measures calculated and reported in accordance with U.S. GAAP to the most directly comparable non-GAAP financial performance measures included within the accompanying press release for the three and twelve month periods ended October 31, 2021 and October 31, 2020:

	Three Months Ended		Twelve Months Ended
	October 31, 2021	October 31, 2020	October 31, 2021	October 31, 2020
Gross profit	$289,386	$300,395	$1,338,492	$1,189,774
Acquisition-related costs[2]	—	—	—	3,950
Management actions[3]	—	—	—	857
Non-GAAP gross profit	$289,386	$300,395	$1,338,492	$1,194,581

Gross margin	30.1%	35.7%	33.8%	35.2%
Acquisition-related costs[2]	—%	—%	—%	0.2%
Non-GAAP gross margin	30.1%	35.7%	33.8%	35.4%

Operating earnings	$74,160	$93,481	$518,280	$426,357
Litigation settlements, net[1]	—	—	(11,325)	—
Acquisition-related costs[2]	—	—	—	6,183
Management actions[3]	—	—	—	857
Non-GAAP operating earnings	$74,160	$93,481	$506,955	$433,397

Earnings before income taxes	$69,298	$88,567	$499,818	$407,070
Litigation settlements, net[1]	—	—	(11,325)	—
Acquisition-related costs[2]	—	—	—	6,183
Management actions[3]	—	—	—	857
Non-GAAP earnings before income taxes	$69,298	$88,567	$488,493	$414,110

Net earnings	$60,108	$72,196	$409,880	$329,701
Litigation settlements, net[1]	(75)	—	(9,022)	—
Acquisition-related costs[2]	—	99	—	5,021
Management actions[3]	—	(5)	—	677
Tax impact of stock-based compensation[4]	(339)	(3,102)	(8,185)	(7,652)
Non-GAAP net earnings	$59,694	$69,188	$392,673	$327,747

11 - The Toro Company Reports Record Full-Year Fiscal 2021 Results

	Three Months Ended		Twelve Months Ended
	October 31, 2021	October 31, 2020	October 31, 2021	October 31, 2020
Net earnings per diluted share	$0.56	$0.66	$3.78	$3.03
Litigation settlements, net[1]	—	—	(0.08)	—
Acquisition-related costs[2]	—	—	—	0.05
Management actions[3]	—	—	—	0.01
Tax impact of stock-based compensation[4]	—	(0.02)	(0.08)	(0.07)
Non-GAAP net earnings per diluted share	$0.56	$0.64	$3.62	$3.02

Effective tax rate	13.3%	18.5%	18.0%	19.0%
Acquisition-related costs[2]	—%	(0.1)%	—%	—%
Tax impact of stock-based compensation[4]	0.6%	3.5%	1.6%	1.9%
Non-GAAP effective tax rate	13.9%	21.9%	19.6%	20.9%
1    On November 19, 2020, Exmark Manufacturing Company Incorporated ("Exmark"), a wholly-owned subsidiary of TTC, and Briggs & Stratton Corporation ("BGG") entered into a settlement agreement ("Settlement Agreement") relating to the decade-long patent infringement litigation that Exmark originally filed in May 2010 against Briggs & Stratton Power Products Group, LLC ("BSPPG"), a former wholly-owned subsidiary of BGG (Case No. 8:10CV187, U.S. District Court for the District of Nebraska) (the "Infringement Action"). The Settlement Agreement provided, among other things, that upon approval by the bankruptcy court, and such approval becoming final and nonappealable, BGG agreed to pay Exmark $33.65 million ("Settlement Amount"). During January 2021, the first quarter of fiscal 2021, the Settlement Amount was received by Exmark in connection with the settlement of the Infringement Action and at such time, the underlying events and contingencies associated with the gain contingency related to the Infringement Action were satisfied. As such, the company recognized in selling, general and administrative expense within the Consolidated Statements of Earnings during the first quarter of fiscal 2021 (i) the gain associated with the Infringement Action and (ii) a corresponding expense related to the contingent fee arrangement with the company's external legal counsel customary in patent infringement cases equal to approximately 50 percent of the Settlement Amount. Additionally, during the third quarter of fiscal 2021, the company recorded a charge related to a legal settlement for a series of ongoing patent infringement disputes within selling, general and administrative expense in the Consolidated Statements of Earnings. Accordingly, litigation settlements, net represent the net amount recorded for the settlement of the Infringement Action and the charge incurred for the settlement of the patent infringement disputes for the fiscal year ended October 31, 2021. No amounts were recorded for litigation settlements during the fourth quarter of fiscal 2021.
2    On March 2, 2020, the company completed the acquisition of Venture Products, Inc. ("Venture Products") and on April 1, 2019, the company completed the acquisition of The Charles Machine Works, Inc. ("CMW"). Acquisition-related costs for the fiscal year ended October 31, 2020 represent transaction costs incurred for the acquisition of Venture Products, as well as integration costs and charges incurred for the take-down of the inventory fair value step-up amounts resulting from purchase accounting adjustments related to the acquisitions of Venture Products and CMW. No acquisition-related costs were incurred during the fourth quarter of fiscal 2020, the fourth quarter of fiscal 2021, or the fiscal year ended October 31, 2021.
3    During the third quarter of fiscal 2019, the company announced the wind down of its Toro-branded large horizontal directional drill and riding trencher product line ("Toro underground wind down"). Management actions for the fiscal year ended October 31, 2020 represent inventory write-down charges incurred for the Toro underground wind down. No charges were incurred for the Toro underground wind down during the fourth quarter of fiscal 2020, the fourth quarter of fiscal 2021, or the fiscal year ended October 31, 2021.
4    The accounting standards codification guidance governing employee stock-based compensation requires that any excess tax deduction for stock-based compensation be immediately recorded within income tax expense. Employee stock-based compensation activity, including the exercise of stock options under The Toro Company Amended and Restated 2010 Equity and Incentive Plan, can be unpredictable and can significantly impact the company's net earnings, net earnings per diluted share, and effective tax rate. These amounts represent the discrete tax benefits recorded as excess tax deductions for stock-based compensation during the three and twelve month periods ended October 31, 2021 and October 31, 2020.

12 - The Toro Company Reports Record Full-Year Fiscal 2021 Results
Reconciliation of Non-GAAP Liquidity Measures
The company defines non-GAAP free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Non-GAAP free cash flow conversion percentage represents non-GAAP free cash flow as a percentage of net earnings. The company considers non-GAAP free cash flow and non-GAAP free cash flow conversion percentage to be liquidity measures that provide useful information to management and investors about the company's ability to convert net earnings into cash resources that can be used to pursue opportunities to enhance shareholder value, fund ongoing and prospective business initiatives, and strengthen the company's Consolidated Balance Sheets, after reinvesting in necessary capital expenditures required to maintain and grow the company's business. The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP financial measure, to non-GAAP free cash flow for the fiscal years ended October 31, 2021 and October 31, 2020:

	Twelve Months Ended
(Dollars in thousands)	October 31, 2021	October 31, 2020
Net cash provided by operating activities	$555,469	$539,374
Less: Purchases of property, plant and equipment	104,012	78,068
Non-GAAP free cash flow	451,457	461,306
Net earnings	$409,880	$329,701
Non-GAAP free cash flow conversion percentage	110.1%	139.9%
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